Exhibit 99.1

MetaStat Announces Commencement of Its Comprehensive Drug Development Program with Significant New Hires and Research Facility Opening

Montclair, N.J., September 10, 2013– MetaStat Inc. (OTCBB: MTST), a life science company focused on understanding and treating systemic metastasis, today announced that it has commenced its comprehensive drug development program with the hiring of Elizabeth Buck, Ph.D. and Matthew O’Connor, both formerly of OSI Pharmaceuticals, Inc. (acquired by Astellas Pharma, Inc.), along with the opening of its new drug discovery research facility located in Stony Brook, NY. Both Dr. Buck and Mr. O’Connor will work closely and in collaboration with Dr. David Epstein, MetaStat’s Head of Drug Development and former Chief Scientific Officer of OSI Pharmaceuticals.

Dr. Oscar Bronsther, Chief Executive Officer of MetaStat stated “beginning our drug discovery efforts is a key milestone in our growth strategy. We look forward to creating shareholder value as we continue to develop our MenaBlocTM therapeutic platform under the leadership of Dr. David Epstein and his team. We believe these significant additions are a testament to the quality of our science and the solid progress we have made,” Dr. Bronsther continued “Dr. Buck brings vast experience in drug discovery as well as due diligence for in-licensing opportunities and evaluation of technology for corporate collaborations. We are excited to have both her and Mr. O’Connor as part of our team.” Dr. Buck joins the Company as its Chief Scientific Officer of Therapeutics and will be leading MetaStat’s drug discovery program in our new research facility. Previously, Dr. Buck was the Assistant Director of Advanced Preclinical Pharmacology at OSI Pharmaceuticals, where she led a scientific team focused on preclinical pharmacology and translational research and was responsible for advancement of preclinical lead molecules in oncology to IND nomination.

Matthew O’Connor joins the MetaStat team as Lead Scientist of Therapeutics. Mr. O’Conner is an experienced research scientist with core strengths in oncology drug discovery and development, translational research, clinical biomarkers and management.

About MetaStat, Inc.

MetaStat is focused on developing and commercializing novel diagnostic technologies and therapeutics for the early and reliable prediction and treatment of systemic metastasis - cancer that spreads from a primary tumor through the bloodstream to other areas of the body. Systemic metastasis is responsible for ~90% of all solid tumor cancer related deaths and as such, we believe that more effective treatment of metastatic disease and/or the prevention of systemic metastasis is needed to improve patient outcomes.

Our MetaSite Breast™ and MenaCalc™ diagnostic product lines are designed to accurately predict the probability of systemic metastasis and to allow clinicians to better "customize" cancer treatment decisions by positively identifying patients with a high-risk of systemic metastasis who need aggressive therapy and by sparing patients with a low-risk of systemic metastasis from the harmful side effects and expense of chemotherapy. Furthermore, we believe our MenaCalc™ diagnostic platform may be applicable in up to 80% of all solid epithelial cancers, including breast, prostate, lung and colorectal, which account for over 50% of all new cancer cases in the U.S. each year.

Additionally, we are developing our MenaBloc™ therapeutic platform, with the goal of discovering inhibitors of the Mena pathway that can be advanced as anti-cancer therapeutics in multiple epithelial-based tumor types.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Investor Contact:
Adam Holdsworth, Managing Director
ProActive Capital Group, LLC
(646)-863-6341

Media Contact:
Sandra Lee, Managing Director
ProActive Capital Group, LLC
(646) 862-4608

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